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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the references to our firm under the caption "Experts" and to the use of our report dated February 26, 1997, except as to Note 5 for which the date is March 21, 1997 and as to Note 10 for which the date is March 25, 1997, and to the use of our report dated March 17, 1997 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-24103) and related Prospectus of American Disposal Services, Inc. for the registration of up to 4,025,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Chicago, Illinois


March 31, 1997